Filed pursuant to Rule 424(b)(4)

Registration No. 333-297092

PROSPECTUS

KIDZ AI INC.

151,112,186 Shares of Class B Common Stock

This prospectus relates to the offer and resale from time to time by Chardan Capital Markets LLC (“Chardan” or the “Selling Stockholder”) of up to 151,112,186 shares of our Class B common stock, par value $0.0001 per share (the “Common Stock”), that may be issued by us to the Selling Stockholder pursuant to that certain ChEF Purchase Agreement, dated as of May 21, 2026, by and between us and the Selling Stockholder (the “Purchase Agreement”) pursuant to which, subject to certain conditions precedent contained therein, we have the right, but not the obligation, to issue and sell to the Selling Stockholder, and the Selling Stockholder must purchase from us, up to an aggregate of $100 million in newly issued shares of Common Stock (the “Facility”). For a more complete discussion of the terms and conditions of the Purchase Agreement, see the discussion under the heading “The ChEF Purchase Agreement.” Subject to certain conditions and limitations, we will control the timing and amount of any sales of shares of Common Stock to the Selling Stockholder pursuant to the Purchase Agreement.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of our Common Stock by the Selling Stockholder. However, we may receive up to $100.0 million in aggregate gross proceeds from the Selling Stockholder under the Purchase Agreement in connection with sales of shares of Common Stock to the Selling Stockholder pursuant to the Purchase Agreement after the date of this prospectus. In addition, pursuant to the Purchase Agreement, we agreed to reimburse the Selling Stockholder for certain of its expenses.

The Selling Stockholder may offer, sell or distribute all or a portion of the shares covered by this prospectus in the open market or in private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of these shares, including with regard to compliance with state securities or “blue sky” laws. The timing and amount of any sale are within the sole discretion of the Selling Stockholder. The Selling Stockholder is an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), and any profit on the sale of the shares by it and any discounts, commissions or concessions received by it will be deemed to be underwriting discounts and commissions under the Securities Act. Although the Selling Stockholder is obligated, subject to certain conditions, to purchase shares of our Common Stock under the terms of the Purchase Agreement to the extent we choose to sell such shares to it, there can be no assurance that the Selling Stockholder will sell any or all of the shares purchased under the Purchase Agreement pursuant to this prospectus. The Selling Stockholder will bear all commissions and discounts, if any, attributable to its sale of shares.

Our Common Stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “KIDZ.” On July 21, 2026, the last reported sale price of our Common Stock was $0.56 per share.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus, in any amendment or supplements to this prospectus and in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 22, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”).  You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto, and the documents incorporated by reference herein, or to which we have referred you, before making your investment decision.

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information other than that provided in this prospectus, as well as any information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholder can provide any assurance as to the reliability of any other information that others may give you. Neither we nor the Selling Stockholder are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “KIDZ AI,” “we,” “us,” “our” and similar terms refer to KIDZ AI Inc., a Nevada corporation, and its subsidiaries.

MARKET AND INDUSTRY DATA

We obtained the market, industry and competitive position data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, while we believe the industry, market and competitive position data included in this prospectus are reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The statements contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future, such as:

●	our expectations regarding our business strategy, operations, growth prospects and financial performance;
●	our ability to develop, expand and improve our offerings, including our online learning offerings and our artificial-intelligence-powered education solutions;
●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
●	our ability to access capital under the Purchase Agreement and the expected use of proceeds from any sales of Common Stock pursuant to the Purchase Agreement
●	our expectations regarding our digital asset treasury strategy, including risks relating to the digital assets we hold;
●	our ability to comply with applicable legal, regulatory, Nasdaq listing, reporting and public company requirements; and
●	expectations regarding the time during which we will be an emerging growth company under the JOBS Act.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors incorporated by reference or described in “Risk Factors,” as well as the following:

●	our limited operating history;
●	our ability to generate revenue;
●	our ability to expand our online learning offerings as well as AI-powered education solutions;
●	our ability to recruit, train and retain key personnel;
●	our ability to maintain and enhance our brand and reputation;
●	competition in the online education and AI industries;
●	our ability to protect our intellectual property rights;
●	our ability to manage growth and integrate acquired assets or operations;
●	cybersecurity, data privacy and other regulatory or operational risks;
●	risks relating to our indebtedness and financing arrangements;
●	risks relating to our digital asset treasury strategy, including volatility in the price of such digital assets;
●	our ability to obtain additional financing when and if needed;
●	the liquidity and trading of our securities; and
●	the risks related to the Purchase Agreement, including dilution, market price volatility and limitations on our ability to access the full amount available under the Purchase Agreement.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

Overview of the Company

We operate through our wholly-owned subsidiary, Class Over Inc. (“Class Over”). We provide comprehensive online interactive live courses for K-12 students in the United States and around the globe. Our curriculum is designed to meet the needs of different age groups and learning levels, covering a wide variety of subjects to enhance students’ academic achievement and interest in exploration. We offer both interest-oriented classes and test preparation courses for various exams and competitions.

In connection with our strategic evolution, we have begun positioning our business under the KIDZ AI brand while maintaining AI-enabled education solutions as the foundation of our business.  Our strategy is focused on exploring and developing opportunities that enhance AI-powered learning experiences, including AI robotics, personalized AI learning agents, AI data training and AI compute infrastructure.  We believe these initiatives have the potential to expand our AI ecosystem, strengthen learner engagement and support the development of next-generation educational technologies.

With our innovative approach, we aim to transcend the boundaries of traditional education by offering students a comprehensive set of lifelong skills and capabilities, including creativity, critical thinking and problem-solving, in an engaging and interactive environment. We offer our courses primarily through online one-on-one and small-class formats.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with certain disclosure and other obligations that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), being able to take advantage of reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and being exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reduced disclosure and other obligations until we are no longer an emerging growth company.

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In addition, Section 107 of the Jumpstart Our Business Startups Act (the “JOBS Act”) provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the “Securities Act,” for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use this extended transition period for complying with new or revised financial accounting standards.

We may remain an emerging growth company for up to five years, although we will lose that status as of the last day of the fiscal year in which we have more than $1.07 billion of revenues, have more than $700.0 million in market value of our common stock held by non-affiliates (assessed as of the most recently completed second quarter), or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

Corporate Information

We were incorporated as a Delaware corporation on May 2, 2024 under the name Classover Holdings, Inc. In December 2025, we changed our state of organization from the State of Delaware to the State of Nevada. In May 2026, we changed our name to KIDZ AI Inc.  Our Common Stock and Public Warrants are listed on Nasdaq under the symbols “KIDZ” and “KIDZW”, respectively. Our address is 450 7th Avenue, Suite 905, New York, New York 10123. Our telephone number is (800) 345-9588. Our website is www.classover.com. Our website and the information contained on, or accessed through, our website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making an investment decision.

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THE OFFERING

Issuer	KIDZ AI Inc.

Shares of Common Stock Offered by the Selling Stockholder

Up to 151,112,186 shares of our Class B common stock, par value $0.0001 per share, consisting of shares that may be issued by us to the Selling Stockholder pursuant to the Purchase Agreement pursuant to which, subject to certain conditions precedent contained therein, we have the right, but not the obligation to issue and sell to the Selling Stockholder, and the Selling Stockholder must purchase from us, commencing from and after the initial satisfaction of the conditions to the Selling Stockholder’s obligations to purchase Shares set forth in the Purchase Agreement (the “Commencement Date”).

Use of Proceeds

We will not receive any proceeds from any sale of shares of our Common Stock by the Selling Stockholder. However, we may receive up to $100.0 million in aggregate gross proceeds from the Selling Stockholder under the Purchase Agreement to the extent we issue and sell shares of Common Stock to the Selling Stockholder pursuant to the Purchase Agreement after the date of this prospectus. We expect to use any net proceeds from the Facility for working capital and general corporate purposes. See “Use of Proceeds.”

Conflict of Interest	Chardan is a FINRA member and is expected to act as an executing broker for the sale of any shares of our Common Stock pursuant to this prospectus.

The receipt by Chardan of all the proceeds from sales of shares of our Common Stock to the public results in a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, such sales will be conducted in compliance with FINRA Rule 5121. See “Plan of Distribution (Conflict of Interest).”

Risk Factors	See “Risk Factors” and the other information included and incorporated by reference in this prospectus for a discussion of factors you should consider before investing in our Common Stock.

Market for Common Stock	Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “KIDZ.”

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RISK FACTORS

Our business involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained or incorporated by reference in this prospectus, including the information in Item 1A, “Risk Factors,” in our annual report on Form 10-K, which is incorporated herein by reference and any amendment or update thereto reflected in subsequent filings with the SEC and incorporated by reference in this prospectus. We cannot assure you that any of the events discussed in the risk factors below will not occur. These risks could have a material and adverse impact on our business, prospects, results of operations, financial condition and cash flows. If any such events were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to the Facility

A substantial number of shares of our Common Stock may be sold in this offering, which could cause the price of our Common Stock to decline.

The resale by the Selling Stockholder of shares of Common Stock issued to it under the Purchase Agreement, or the perception that such resales may occur, could adversely affect the market price of our Common Stock on Nasdaq. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares of Common Stock for sale will have on the market price of our Common Stock.

Investors who buy shares of Common Stock from the Selling Stockholder at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion to vary the timing and number of shares sold to Chardan, subject to the terms, conditions and limitations set forth in the Purchase Agreement. If and when we elect to sell shares of Common Stock to Chardan pursuant to the Purchase Agreement, after Chardan has acquired such shares, Chardan may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase shares from Chardan pursuant to this prospectus at different times will likely pay different prices for those shares, and so may experience different levels of dilution and, in some cases, substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Chardan pursuant to this prospectus as a result of future sales made by us to Chardan at prices lower than the prices such investors paid for their shares. In addition, if we sell a substantial number of shares to Chardan under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Chardan may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

We will require additional capital funding, the receipt of which may impair the value of our Common Stock.

Our future capital requirements depend on many factors, including our sales and marketing activities, student acquisition and retention, course development, technology and platform development, teacher recruitment and retention, public company costs, debt service obligations and general working capital needs. We intend to continue to make investments to support our business growth. If we do not have, or are not able to obtain, sufficient funds, we may have to delay, scale back or abandon business initiatives, reduce sales and marketing activities, reduce customer support or other resources devoted to our business, or seek financing on terms that may be unfavorable to us.

We expect that we may need to raise additional capital beyond amounts, if any, available under the Facility through public or private equity or debt offerings, other financing arrangements, strategic transactions or other sources in order to continue to operate and grow our business. There can be no assurance that such additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities or securities convertible into or exercisable for equity securities, our stockholders may experience substantial dilution and the new securities may have rights, preferences or privileges senior to those of our existing Common Stock.

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We do not expect to pay any dividends in the foreseeable future.

We have not paid any cash dividends on our Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by our outstanding preferred stock and covenants of any existing and future outstanding indebtedness. We do not anticipate declaring any cash dividends to holders of Common Stock in the foreseeable future. As a result, you may not receive any return on an investment in our Common Stock unless you sell your Common Stock for a price greater than that which you paid for it.

Our stock price may be volatile, and purchasers of our securities could incur substantial losses.

Our stock price is likely to be volatile. The stock market in general, and the market for smaller reporting companies, emerging growth companies, education technology companies and companies with digital asset treasury strategies in particular, has experienced significant volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our Common Stock.

We may incur rapid and substantial increases or decreases in our stock price in the foreseeable future that do not coincide in timing with the disclosure of news or developments by us. The market price of our Common Stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including fluctuations in our operating results, developments relating to our business and financing arrangements, changes in the price of the digital assets we hold, actual or anticipated sales of our Common Stock, including sales pursuant to this prospectus, announcements by us or our competitors, changes in securities analysts’ estimates or recommendations, regulatory developments, general market conditions and other risks described in this prospectus.

The market price for our Common Stock may be influenced by many factors, including the following:

●

factors in the public trading market for our stock that may produce price movements that may or may not correspond with macroeconomic, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors, including as may be expressed on financial trading and other social media sites and online forums, direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our Common Stock and any related hedging and other trading factors;

●	speculation in the press or investment community about our company, our industry, our digital asset treasury strategy or our securities;
●	our ability to attract and retain students and increase student spending on our courses;
●	our ability to maintain and enhance the recognition and reputation of our brand;
●	our ability to recruit, train and retain qualified teachers and other key personnel;
●	competition from other online and offline education service providers and other education technology companies;
●	our ability to expand and improve our course offerings, educational content, technology platform and student experience;
●	tuition refunds, refund disputes, student dissatisfaction or negative publicity relating to our courses, teachers, platform or business;
●	regulatory or legal developments applicable to our business, including developments relating to online education, minors, consumer protection, data privacy and cybersecurity;
●

developments relating to our digital asset treasury strategy, including changes in the price of our digital assets, custody or staking arrangements, digital asset regulation or the operation of blockchain networks;

●	variations in our financial results or those of companies that are perceived to be similar to us;
●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, financings or capital commitments;
●	our ability or inability to raise additional capital and the terms on which we raise it;
●	the terms, availability and use of our existing financing arrangements, including the Facility and our outstanding indebtedness;
●	the recruitment or departure of key personnel;
●	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;
●	trading volume of our Common Stock;
●	sales of our Common Stock by us, the Selling Stockholder or our other stockholders, including sales pursuant to this prospectus;
●	general economic, industry and market conditions; and
●	the other risks described in this “Risk Factors” section.

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These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We may use proceeds from sales of shares of our Common Stock made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.

We will have broad discretion over the use of proceeds from sales of shares of our Common Stock made pursuant to the Purchase Agreement, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. However, we have not determined the specific allocation of any net proceeds among these potential uses, and the ultimate use of the net proceeds may vary from the currently intended uses. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Common Stock.

THE ChEF PURCHASE AGREEMENT

On May 21, 2026, we entered into the ChEF Purchase Agreement with Chardan establishing the Facility. Upon the initial satisfaction of the conditions to Chardan’s obligation to purchase shares set forth in the Purchase Agreement, including that the registration statement of which this prospectus forms a part is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC, we have the right, but not the obligation, from time to time at our option to direct Chardan to purchase shares of our Common Stock, up to a maximum aggregate purchase price of $100.0 million, subject to the terms, conditions and limitations set forth in the Purchase Agreement.

Sales of shares of our Common Stock to Chardan under the Purchase Agreement, and the timing of any sales, will be determined by us from time to time in our sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of our Common Stock and determinations by us regarding the use of proceeds from any sale of such shares. The purchase price of the shares of Common Stock that we elect to sell to Chardan pursuant to the Purchase Agreement will be determined by reference to the volume weighted average price of our Common Stock during the applicable purchase period, less a 4.0% discount. The net proceeds from any sales under the Facility will depend on the frequency with which, and prices at which, the shares of Common Stock are sold to Chardan.

Pursuant to the Purchase Agreement, we agreed to reimburse Chardan for certain of its expenses.

Under applicable Nasdaq rules, in no event may we issue to Chardan under the Purchase Agreement more than 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement, unless we obtain stockholder approval or such approval is not required under applicable Nasdaq rules, including because the average price of all applicable sales of Common Stock to Chardan pursuant to the Purchase Agreement equals or exceeds the “minimum price” as defined in Nasdaq Listing Rule 5635(d), subject to certain exceptions.

In addition, Chardan is not obligated to buy any shares of Common Stock under the Purchase Agreement if such shares, when aggregated with all other shares of Common Stock then beneficially owned by Chardan and its affiliates, as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder, would result in Chardan beneficially owning more than 4.99% of our outstanding shares of Common Stock, which percentage may be increased up to 9.99% upon 61 days’ notice by Chardan (such applicable percentage, the “Beneficial Ownership Cap”).

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On May 21, 2026, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with Chardan, pursuant to which we agreed to file one or more registration statements, including the registration statement of which this prospectus forms a part, to register the resale by Chardan of the shares of Common Stock that may be issued and sold by us to Chardan under the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary registration rights, representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to certain important limitations.

VWAP Purchase of Shares Under the Purchase Agreement

From and after the Commencement Date, subject to the satisfaction of certain conditions set forth in the Purchase Agreement, we will have the right, but not the obligation, from time to time at our sole discretion, to direct Chardan to purchase up to a specified maximum amount of shares of our Common Stock (each such purchase, a “VWAP Purchase”) by delivering written notice to Chardan, with a copy to the Transfer Agent, after 6:00 a.m., New York City time, but prior to 9:00 a.m., New York City time, on any trading day (such notice, a “VWAP Purchase Notice,” and such trading day, a “VWAP Purchase Date”), so long as all shares of Common Stock subject to all prior purchases under the Purchase Agreement required to have been received by Chardan have previously been delivered to Chardan in accordance with the Purchase Agreement. For the first VWAP Purchase Notice and in the event that no VWAP Purchase Notice has been delivered for a period of fourteen consecutive calendar days, the VWAP Purchase Notice must be delivered by us no later than 48 hours prior to the applicable VWAP Purchase Date.  We also have the right, but not the obligation, to direct Chardan to purchase shares pursuant to Intraday VWAP Purchase Notices or Off-Hour Sale Notices (as defined in the Purchase Agreement) that are timely delivered by us under the Purchase Agreement and to purchase shares of our Common Stock under the Purchase Agreement thereby in certain situations.

The maximum number of shares of Common Stock that Chardan is required to purchase in any single VWAP Purchase under the Purchase Agreement is equal to the least of: (i) a number of shares of Common Stock that would not cause Chardan and its affiliates to beneficially own more than the Beneficial Ownership Cap; (ii) a number of shares of Common Stock that would not cause the total aggregate purchase price to be paid by Chardan for all purchases under the Purchase Agreement on the applicable VWAP Purchase Date, together with certain off-hour purchases made in connection with an Off-Hour Sale Notice (as defined in the Purchase Agreement) delivered on the prior VWAP Purchase Date, to exceed $2,500,000; (iii) a number of shares of Common Stock equal to 20% of the total number, or volume, of shares of Common Stock traded on the Principal Market during the applicable VWAP Purchase Period (as defined in the Purchase Agreement), excluding block transactions; and (iv) the VWAP Purchase Share Amount (as defined in the Purchase Agreement) specified by us in the applicable VWAP Purchase Notice.

The purchase price per share to be paid by Chardan in a VWAP Purchase on the applicable VWAP Purchase Date will be equal to 96.0% of the VWAP of our Common Stock during the applicable VWAP Purchase Period (the “VWAP Purchase Price”). “VWAP” is defined in the Purchase Agreement as, for the Common Stock for a specified period, the dollar volume-weighted average price for the Common Stock on the Principal Market for such period, as reported by Bloomberg through its “VWAP” function, excluding block transactions and appropriately adjusted for any reorganization, non-cash dividend, stock split, reverse stock split, stock combination, recapitalization or other similar transaction during such period.

At or prior to 5:30 p.m., New York City time, on the applicable VWAP Purchase Date, Chardan will provide us and the Transfer Agent with a written confirmation for such VWAP Purchase setting forth, among other things, the applicable VWAP Purchase Price, the total number of shares being purchased by Chardan, the total aggregate VWAP Purchase Price to be paid by Chardan and the applicable VWAP Purchase Period.

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The payment for, against delivery of, shares of Common Stock purchased by Chardan in a VWAP Purchase under the Purchase Agreement is required to be settled in accordance with the settlement procedures set forth in the Purchase Agreement.

Conditions Precedent to Commencement and Each VWAP Purchase

Chardan’s obligation to accept VWAP Purchase Notices, Intraday VWAP Purchase Notices or Off-Hour Sale Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Common Stock under the Purchase Agreement is subject to the satisfaction of the conditions precedent set forth in the Purchase Agreement, which conditions include, among others, the following:

●	the accuracy of the representations and warranties of the Company and Chardan included in the Purchase Agreement;
●

the Company having performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Purchase Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company;

●	the Company having delivered the required Officer’s Certificate, Secretary’s Certificate, legal opinions, 10b-5 letter and required comfort letters;
●

the registration statement of which this prospectus forms a part, and any required post-effective amendment or new registration statement, having been declared effective under the Securities Act by the SEC or otherwise deemed effective under the Securities Act, and Chardan being permitted to utilize the applicable prospectus to resell the shares of our Common Stock included therein;

●	FINRA having issued a “No Objections” letter allowing for the distribution of securities to Chardan;

●	the Company having delivered or caused to be delivered to the Transfer Agent the required notice of effectiveness with respect to any applicable registration statement or post-effective amendment;
●

none of the following having occurred and being continuing: the receipt of certain requests from governmental authorities relating to the applicable registration statement, prospectus or prospectus supplement; the issuance of certain stop orders or other orders by governmental authorities relating to the applicable registration statement, prospectus or prospectus supplement; any objection from FINRA to the terms of the transactions contemplated by the Purchase Agreement or to the underwriting compensation; or the occurrence of any event or the existence of any condition or state of facts requiring an amendment or supplement to the applicable registration statement, prospectus or prospectus supplement in order to comply with the Securities Act or any other law;

●

all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act having been filed with the SEC;

●

trading in the Common Stock not having been suspended by the SEC, the Principal Market or FINRA, and the Company not having received certain notices relating to the termination of the listing or quotation of the Common Stock on the Principal Market or the suspension or restriction of DTC services with respect to the Common Stock;

●

the issuance and sale of the shares of Common Stock pursuant to the applicable notice not exceeding the applicable VWAP Purchase Commitment Amount, the Beneficial Ownership Limitation, the Aggregate Limit or the Exchange Cap (as defined in the Purchase Agreement), to the extent applicable; and

●

all shares of Common Stock issuable pursuant to the applicable notice having been duly authorized by all necessary corporate action of the Company, and all shares relating to prior notices required to have been received by Chardan having been delivered to Chardan in accordance with the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of (i) the 36-month anniversary of the effective date of the registration statement of which this prospectus forms a part (as the same may be extended by mutual agreement of the parties), (ii) the date on which Chardan shall have purchased the total number of shares of Common Stock that may be sold pursuant to the Purchase Agreement and (iii) the date on which the Common Stock shall have failed to be listed or quoted on Nasdaq or any successor stock exchange.

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Subject to the effect-of-termination provisions set forth in the Purchase Agreement, the Purchase Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

In addition, after notice and a reasonable opportunity to cure, we will have the right to terminate Chardan’s engagement under the Purchase Agreement for cause in the event of Chardan’s material failure to provide the services contemplated thereunder, other than a failure caused by or resulting from circumstances outside of Chardan’s control, including market, economic or political conditions.

Chardan shall have the right to terminate the Purchase Agreement upon written notice to us in accordance with the Purchase Agreement if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Covered Transaction (as defined in the Purchase Agreement) has occurred; (c) we are in breach or default in any material respect of any of our covenants and agreements in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 15 Trading Days after notice of such breach or default is delivered to us; (d) while the registration statement of which this prospectus forms a part is required to be maintained effective pursuant to the Registration Rights Agreement and Chardan holds any securities required to be registered pursuant to the Registration Rights Agreement, the effectiveness of the registration statement lapses for any reason, including the issuance of a stop order by the SEC, or the registration statement or this prospectus otherwise becomes unavailable to Chardan for the resale of all of the securities required to be registered, and such lapse or unavailability continues for a period of 45 consecutive Trading Days or for more than an aggregate of 90 Trading Days in any 365-day period, other than due to acts of Chardan; (e) trading in the Common Stock on the Principal Market, or successor Principal Market, has been suspended and such suspension continues for a period of five consecutive Trading Days; (f) we are in material breach or default of any of our covenants and agreements contained in the Purchase Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 15 Trading Days after notice of such breach or default is delivered to us; or (g) we have been required to pay the Cover Price or similar charges under the Purchase Agreement more than twice.

No Short-Selling or Hedging by Chardan

Subject to the terms of the Purchase Agreement, Chardan has agreed that, during the Restricted Period, neither it nor any entity managed or controlled by it will, directly or indirectly, engage in any “short sale,” as such term is defined in Rule 200 of Regulation SHO under the Exchange Act, of the Common Stock, or any hedging transaction that establishes a net short position with respect to the Common Stock.

Notwithstanding the foregoing, the Purchase Agreement does not prohibit Chardan or any other restricted person from selling shares of Common Stock “long,” as defined under Rule 200 of Regulation SHO, including shares that Chardan may purchase under a pending VWAP Purchase Notice, Off-Hour Sale Notice or Intraday VWAP Purchase Notice, subject to the terms and conditions set forth in the Purchase Agreement.

Effect of Sales of Our Shares under the Purchase Agreement on Our Stockholders

The shares of Common Stock being registered for resale in this offering may be issued and sold by us to Chardan from time to time at our discretion during the Investment Period, unless the Purchase Agreement is earlier terminated as described above. The resale by Chardan of a significant number of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of shares of our Common Stock, if any, to Chardan under the Purchase Agreement will be determined by us in our sole discretion and will depend upon market conditions and other factors. We may ultimately decide to sell to Chardan all, some or none of the shares of our Common Stock that may be available for us to sell to Chardan pursuant to the Purchase Agreement.

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If and when we elect to sell shares of our Common Stock to Chardan pursuant to the Purchase Agreement, Chardan may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Chardan pursuant to this prospectus at different times will likely pay different prices for those shares, and so may experience different levels of dilution and, in some cases, substantial dilution and different outcomes in their investment results. See “Risk Factors—Risks Related to the Facility—Investors who buy shares of our Common Stock from Chardan at different times will likely pay different prices.”

Investors may experience a decline in the value of the shares they purchase from Chardan pursuant to this prospectus as a result of future sales made by us to Chardan at prices lower than the prices such investors paid for their shares. In addition, if we sell a substantial number of shares of our Common Stock to Chardan under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Chardan may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the purchase price per share to be paid by Chardan for the shares of our Common Stock that we may elect to sell to Chardan under the Purchase Agreement, if any, will fluctuate based on the market price of our Common Stock during the applicable purchase period for each purchase made pursuant to the Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the number of shares that we will sell to Chardan under the Purchase Agreement, the actual purchase price per share to be paid by Chardan for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of July 21, 2026, 5,226,094 shares of our Common Stock were issued and outstanding.

The issuance of shares of our Common Stock to Chardan pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding Common Stock after any such issuance.

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USE OF PROCEEDS

Any sales of shares of Common Stock by the Selling Stockholder pursuant to this prospectus will be solely for the Selling Stockholder’s account. We will not receive any proceeds from any such sales. However, we may receive up to $100.0 million in aggregate gross proceeds from the Selling Stockholder under the Purchase Agreement in connection with sales of shares of our Common Stock to the Selling Stockholder to the extent we issue and sell shares of Common Stock to the Selling Stockholder pursuant to the Purchase Agreement after the date of this prospectus. The net proceeds from any sales under the Purchase Agreement will depend on the frequency with which, and prices at which, the shares are sold to Chardan. We expect to use the proceeds from any sales under the Purchase Agreement for working capital and general corporate purposes.

We will have broad discretion in the way we use these proceeds. See “Risk Factors—Risks Related to the Facility—We may use proceeds from sales of shares of our Common Stock made pursuant to the Purchase Agreement in ways with which you may not agree or in ways that may not yield a significant return.”

The Selling Stockholder will pay any underwriting fees, discounts and selling commissions incurred by the Selling Stockholder in connection with any sale of its shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and independent registered public accountants.

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MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

The Common Stock is currently listed on Nasdaq under the symbol “KIDZ.”

Holders

As of July 21, 2026, there were 57 holders of record of our Common Stock. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose shares of Common Stock are held of record by banks, brokers and other financial institutions.

Dividend Policy

We have not declared or paid any cash dividends on our Common Stock to date. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

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SELLING STOCKHOLDER

This prospectus relates to the offer and resale from time to time by the Selling Stockholder of shares of our Common Stock that may be issued by us to the Selling Stockholder pursuant to the Purchase Agreement. For additional information regarding the issuance of the shares to be offered by the Selling Stockholder included in this prospectus, see “The Committed Equity Financing” above. We are registering the shares included in this prospectus pursuant to the provisions of the Registration Rights Agreement in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, the Selling Stockholder has not had any material relationship with us or any of our affiliates within the past three years. All of the data in the following table is as of July 21, 2026.

The following table was prepared based on information provided to us by the Selling Stockholder. It sets forth the name and address of the Selling Stockholder, the aggregate number of shares of our Common Stock that the Selling Stockholder may offer pursuant to this prospectus, and the beneficial ownership of the Selling Stockholder both before and after giving effect to the offering, assuming we sell to the Selling Stockholder all of the 151,112,186 shares covered by this prospectus. We have calculated percentage ownership based on 5,226,094 shares of our Common Stock outstanding as of July 21, 2026.

We cannot advise you as to whether the Selling Stockholder will in fact sell any or all of the securities set forth in the table below or how long the Selling Stockholder will hold any shares before selling them. In addition, subject to compliance with applicable securities laws, the Selling Stockholder may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. Because the purchase price of the shares that may be issued under the Purchase Agreement is determined on each purchase date with respect to each purchase, the number of shares that we may actually sell to the Selling Stockholder under the Purchase Agreement may be fewer than or more than the number of shares being offered by this prospectus. For purposes of the table below, unless otherwise indicated, we have assumed that the Selling Stockholder will have sold all of the securities covered by this prospectus upon the completion of the offering.

	Beneficial Ownership Before the Offering		Maximum Number of Shares which may be offered pursuant to this Offering	Beneficial Ownership After Offering
Name and Address of Holder	Number of Shares(1)%		Number of Shares	Number of Shares	%
Chardan Capital Markets LLC(2)	—	—	151,112,186	—	—

(1)

In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Selling Stockholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are outside of the Selling Stockholder’s control, including the registration statement becoming and remaining effective. Furthermore, purchases of shares of our Common Stock are subject to certain limitations set forth in the Purchase Agreement. The Purchase Agreement also prohibits us from issuing and selling any shares to the Selling Stockholder to the extent such shares, when aggregated with all other shares then beneficially owned by Chardan and its affiliates, would cause Chardan’s beneficial ownership of shares of our Common Stock to exceed 4.99% of our outstanding shares of Common Stock, which percentage may be increased up to 9.99% upon 61 days’ notice by Chardan.

(2)

The shares of Common Stock acquired under the Purchase Agreement will be owned of record by Chardan.  Each of Steven Urbach, Jonas Grossman and Scott Blakeman shares voting and dispositive power over the shares of Common Stock held by Chardan. Each of these individuals disclaims beneficial ownership of the shares held of record by Chardan except to the extent of such individual’s respective pecuniary interest therein. The business address of Chardan and each of these individuals is One Pennsylvania Plaza, Suite 4800, New York, New York 10119.

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PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

The shares covered by this prospectus may be offered and sold from time to time by the Selling Stockholder. The term “Selling Stockholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale by the Selling Stockholder. Such sales may be made on one or more exchanges, in the over-the-counter market or otherwise, at prices and under terms then prevailing, at prices related to the then-current market price or in negotiated transactions. The Selling Stockholder may sell its shares of our Common Stock by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	an over-the-counter distribution in accordance with the rules of Nasdaq;
●

through trading plans entered into by the Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto and that provide for periodic sales of securities on the basis of parameters described in such trading plans;

●	to or through underwriters or broker-dealers;
●	in privately negotiated transactions;
●	in options transactions;
●	through a combination of any of the above methods of sale; or
●	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder has informed us that it intends to use one or more registered broker-dealers (one of which is an affiliate of the Selling Stockholder) to effectuate all sales, if any, of shares of our Common Stock that it may acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer would be deemed be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder has informed us that each such broker-dealer (excluding any broker-dealer that is an affiliate of the Selling Stockholder), may receive commissions from the Selling Stockholder for executing such sales for the Selling Stockholder and, if so, such commissions will not exceed customary brokerage commissions.

In connection with the execution of the Purchase Agreement, we agreed to reimburse Chardan for certain fees and disbursements of its legal counsel in connection with the entry into the transaction documents, the review of registration statements and certain ongoing matters, in each case as set forth in the Purchase Agreement and the Registration Rights Agreement. Chardan will be solely responsible for all fees and commissions of any broker-dealer used by Chardan to effectuate sales, if any, of the shares it may purchase or otherwise acquire from us pursuant to the Purchase Agreement.

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We also have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of our Common Stock in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of shares of our Common Stock in the course of hedging the positions they assume with Selling Stockholder. The Selling Stockholder may also sell shares of our Common Stock short and redeliver the shares to close out such short positions, subject to restrictions described above under “The ChEF Purchase Agreement—No Short-Selling or Hedging by Chardan.” The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker- dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from the Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholder in amounts to be negotiated immediately prior to the sale.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and its affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Except as described below, we know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus.

Conflict of Interest

Chardan is a FINRA member and may act as an executing broker for the sale of the shares of our Common Stock covered by this prospectus by the Selling Stockholder to the public. Because the Selling Stockholder will receive all net proceeds from sales of shares made to the public, the Selling Stockholder is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, any such sales will be conducted in compliance with the applicable provisions of FINRA Rule 5121.

 In accordance with FINRA Rule 5121, Chardan is not permitted to sell the shares of our Common Stock covered by this prospectus by the Selling Stockholder to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

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LEGAL MATTERS

Graubard Miller has passed upon the validity of the Common Stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The consolidated financial statements of Classover Holdings, Inc. (now known as KIDZ AI Inc.) appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2025 and incorporated into this prospectus by reference have been audited by Bush & Associates CPA LLC, independent registered public accounting firm, as set forth in its report thereon appearing in such Annual Report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at http://www.sec.gov. We also maintain a website at http://www.classover.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus or in a document previously incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference (i) the documents listed below, (ii) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, and (iii) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement until all of the securities are sold or we deregister all securities then remaining unsold:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 1, 2026;
●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 15, 2026;
●

our Current Reports on Form 8-K filed with the SEC on February 11, 2026, March 2, 2026, March 5, 2026, March 31, 2026, May 14, 2026, May 22, 2026, May 29, 2026, June 4, 2026, June 10, 2026, July 21, 2026; and

●

our Form 8-A which became effective on April 4, 2025, registering our Common Stock and Public Warrants under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of securities filed as an exhibit to our most recent Annual Report on Form 10-K.

Notwithstanding the foregoing, any documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this prospectus.

We will furnish, without charge, upon written or oral request, to each person to whom this prospectus is delivered, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to KIDZ AI Inc., 450 7th Avenue, Suite 905, New York, New York 10123, telephone number (800) 345-9588, Attention: Secretary.

We maintain an Internet site at www.classover.com, where the documents that are incorporated by reference may be found. See “Where You Can Find More Information” above. Our website and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement of which this prospectus is a part.

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Up to 151,112,186 Shares of Class B Common Stock

KIDZ AI INC.

PROSPECTUS

July 22, 2026

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